SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2002

                            REGENCY AFFILIATES, INC.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                        01-7949                  72-0888772
   (State Or Other                  (Commission                (IRS Employer
  Jurisdiction Of                    File Number)            Identification No.)
  Incorporation)

                            729 South Federal Highway
                                    Suite 307
                             Stuart, Florida 34994
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (561) 220-7662


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Item 5. Other Events and Regulation FD Disclosure.

     On February 5, 2002, Regency Affiliates, Inc. (the "Corporation") announced the results of the proposals brought before the stockholders at the 2001 Meeting of Stockholders. At such meeting, the stockholders: (i) elected William R. Ponsoldt, Sr., Stephanie Carey, Martin J. Craffey, William R. Ponsoldt, Jr. and Marc H. Baldinger to the board of directors of the Corporation; (ii) approved a one-for-ten reverse stock split of the Corporation's common stock, par value $.40 per share, and a decrease in the par value to $.01 per share of common stock; (iii) rejected the proposal to amend the certificate of incorporation of the Corporation to eliminate shareholders' ability to act by written consent; and (iv) ratified the appointment of Rosenberg Rich Baker Berman & Company as independent public accountants.

     The record date for the reverse stock split is February 15, 2002 and the effective date of the reverse stock split is 9 a.m. on February 22, 2002. The new CUSIP number for the common stock will be 758847 30 5. As a result of the reverse stock split, each ten shares of outstanding common stock, par value $.40 per share, will become one post-split share of common stock, par value $.01 per share. In addition, the Corporation shall have 25 million shares of authorized common stock, par value $.01 per share, and approximately 2 million shares of common stock will be issued and outstanding after effectuating the reverse stock split. Each shareholder entitled to fractional shares will instead receive from the Corporation a whole share for the fraction resulting from the effect of the reverse stock split based on the stockholders' aggregate holdings.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Exhibit

4.1         Amended and Restated Certificate of Incorporation of the Corporation

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            REGENCY AFFILIATES, INC.



                                 By /s/Marc Baldinger
                                    Marc Baldinger
                                    Chief Financial Officer



Date:  February 5, 2002



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Exhibit 4.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            REGENCY AFFILIATES, INC.

     The undersigned corporation, Regency Affiliates, Inc., originally incorporated under the name of Transcontinental Energy Corporation on February 12, 1980, and existing under and by virtue of the General Corporation Laws of the State of Delaware, having adopted the following amendment and restatement to its Restated Certificate of Incorporation, pursuant to General Corporation Law, Sections 242 and 245, certifies that:

1. The Restated Certificate of Incorporation of the corporation is hereby amended and restated in its entirety as follows:

     FIRST. The name of the corporation is REGENCY AFFILIATES, INC.

     SECOND. The registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

     FOURTH. The corporation shall be authorized to issue two classes of stock to be designated respectively "Common" and "Preferred"; the total number of shares which the corporation shall have authority to issue shall be thirty million (30,000,000); the total number of shares of Common Stock shall be twenty-five million (25,000,000) and the par value of each share of Common Stock shall be One Cent ($.01) (the "Common Stock"); and the total number of shares of Preferred Stock shall be five million (5,000,000) and the par value of each share of Preferred Stock shall be Ten Cents ($.10) (the "Preferred Stock").

     Effective at 9 a.m. (the "Effective Time") on February 22, 2002 (the "Effective Date"), each ten (10) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock (a "New Share"). Each holder of record of shares of Common Stock so reclassified and changed, on a record date as chosen by the Board of Directors, shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive from the Corporation a whole share for the fraction resulting from the effect of the reverse stock split based on the stockholders aggregate holdings. Shares held by brokers will also be rounded to the next highest whole number based on the holdings of each beneficial owner.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

     FIFTH. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

     SIXTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to

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any  reorganization  of this  corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate in any manner now or hereafter prescribed by law, and all rights herein conferred upon the shareholders are granted subject to this reservation.

     EIGHTH: The number of directors of the corporation shall be such number as may be fixed from time to time by the By-laws of the corporation. All directors of the corporation shall hold office until their successors are duly elected and qualify.

     NINTH: Meetings of stockholders may be held outside the State of Delaware, if the By-laws so provide. The books of the corporation may be kept (subject to the provisions of law) outside of the State of Delaware. Elections of directors need not be by ballot unless the By-laws of the corporation shall so provide.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the Board of Directors of the corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, has been executed on the 5th day of February, 2002.

                                           REGENCY AFFILIATES, INC.


                                            By: /s/ William R. Ponsoldt
                                                    William R. Ponsoldt,
                                                    Chairman and Chief Executive
                                                    Officer and President

[CORPORATE SEAL]
ATTEST:
By: /s/ Jacqueline Teske
Jacqueline Teske, Secretary